Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

In connection with the Annual Report of Dialysis Corporation of America (the “Company”) on Form 10-K/A, Amendment No. 1, for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), the undersigned, Stephen W. Everett, President and Chief Executive Officer of the Company, and Don Waite, Vice President of Finance and Chief Financial Officer of the Company, each certify pursuant to 18 U.S.C. Section 1350, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen W. Everett
___________________________________________
STEPHEN W. EVERETT, President and Chief
Executive Officer

/s/ Don Waite
___________________________________________
DON WAITE, Vice President of Finance and
Chief Financial Officer

Dated: August 9, 2005